Exhibit 5.1

December 9, 2019

Truist Financial Corporation

214 N. Tryon Street

Charlotte, NC 28202

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

I am General Counsel – Corporate, Commercial and Legal Shared Services of Truist Financial Corporation, a North Carolina corporation (the “Corporation”). My opinion has been requested with respect to a Registration Statement on Form S-8 (the “Registration Statement,” which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit thereto) filed with the Securities and Exchange Commission (the “Commission”), relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (i) up to 7,543,916 shares of the Corporation’s common stock, par value $5.00 per share (“Common Stock”), issuable pursuant to equity awards granted in accordance with the SunTrust Banks, Inc. Amended and Restated 2009 Stock Plan (the “2009 Plan”) and the SunTrust Banks, Inc. 2018 Omnibus Incentive Compensation Plan (the “2018 Plan” and, together with the 2009 Plan, the “SunTrust Plans”), which SunTrust Plans were assumed by the Corporation on December 6, 2019 in connection with the merger of SunTrust Banks, Inc. (“SunTrust”) with and into the Corporation, with the Corporation as the surviving entity (the “Merger”), pursuant to that certain Agreement and Plan of Merger by and between the Corporation and SunTrust, dated February 9, 2019 and amended as of June 14, 2019 (the “Merger Agreement”) and (ii) 14,104,648 shares of the Common Stock (together with the shares of Common Stock referred to in clause (i), the “Shares”) issuable pursuant to the Truist Financial Corporation 2012 Incentive Plan (together with the SunTrust Plans, the “Plans”) in respect of shares reserved for issuance under the 2018 Plan, which share reserve was assumed by the Corporation on December 6, 2019 in connection with the Merger.

In connection with the foregoing, I, or others who report to me, have examined the Registration Statement, the Plans, the Merger Agreement, and such other records, documents and proceedings as we have deemed relevant as a basis for the opinion expressed herein. We have also examined the originals, or duplicates or certified or conformed copies, of such corporate records, minutes, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinion set forth below.

In making such examination and in rendering the opinion set forth below, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter

Truist Financial Corporation

December 9, 2019

documents, and the legal capacity of all individuals executing any of the foregoing documents. We have further assumed that there will be no material changes in the documents we have examined and that, at all times prior to the issuance of the Shares, the Corporation will maintain a sufficient number of authorized but unissued shares of Common Stock available for such issuance.

Based on and subject to the foregoing, and subject to the qualifications, assumptions and limitations stated herein, it is my opinion that when the Registration Statement has become effective under the Securities Act and the Shares are issued and delivered in accordance with the terms and conditions of the Plans, the Shares will be validly issued, fully paid and nonassessable.

This opinion is limited to the laws of the State of North Carolina, excluding local laws of the State of North Carolina (i.e., the statutes and ordinances, the administrative decisions and the rules and regulations of counties, towns, municipalities and special political subdivisions of, or authorities or quasi-governmental bodies constituted under the laws of, the State of North Carolina and judicial decisions to the extent they deal with any of the foregoing), and no opinion is expressed as to the effect of the laws of any other jurisdiction.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein with respect to the issuance of the Shares.

This opinion is given on the basis of the law and the facts existing as of the date hereof. I undertake no obligation to advise you of any changes in applicable law or any other matters that may come to my attention after the date hereof.

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Truist Financial Corporation

December 9, 2019

Very truly yours,

/s/ Robert J. Johnson, Jr.
Robert J. Johnson, Jr.
General Counsel – Corporate, Commercial and Legal Shared Services